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                                                                      EXHIBIT 21

                       Subsidiaries of AstroPower Inc.

                           State or Jurisdiction of

Name                                       Incorporation
----                                       -------------

APWR, Inc.                                 Delaware

AstroPower Foreign Sales Corporation       U.S. Virgin Islands


AstroPowerWest LLC                         California

AstroPower Far East PTE LTD                Singapore